POST CLOSING COVENANT AGREEMENT

THIS POST CLOSING COVENANT AGREEMENT ("Post Closing Agreement"), dated for convenience of reference as of the day of January, 2026, between BJ BUILDERS, INC., a West Virginia corporation ("Seller") and FRONTIERAS NORTH AMERICA, a Wyoming corporation, and/or assignee ("Purchaser").

RECITALS

Effective upon the date hereof, Purchaser acquired from Seller certain real estate consisting of approximately 183.4 acres of land located in Mason County, West Virginia on the Ohio River, legally described on Exhibit "A" attached hereto (the "Property"). A portion of the purchase price for the Property is secured by Purchaser's Promissory Note to Seller (the "Note") and a Deed of Trust on the Property (the "Deed of Trust").

Until the full purchase price under the Note is paid to Seller the parties have agreed that Purcha er will not affect the Property in certain respects as described herein.

Further, if the Property is sold to unrelated persons within three years following the date hereof, the net profit received by Purchaser is to be shared with Seller as described herein.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

1. Restrictions until full payment. Until the Note is paid in full, the following restrictions shall apply to the Property:

A. Restrictions concerning Modifications to Property. Purchaser shall not commence physical development of the Property, such as grading, excavating or construction of buildings or other improvements without the prior written approval of Seller, which approval may be evidenced by an acknowledged email. Provided, however, Purchaser shall have the right to demolish and remove the existing house, barn and related structures, as well as removal and/or relocation of the cemetery located on the Property including moving any actual human bodies to another location. Further, Purchaser shall have the right to work with Appalachian Power Company to move existing electric power lines off of the Property or closer to the boundaries of the Property, and to place Purchaser's sign on the Property. All such activity of Purchaser shall only be done in accordance with applicable law and governmental requirements with appropriate permits from applicable governing authorities, if applicable.

B. Restrictions on sale or encumbrance of Property. Purchaser shall not sell, lease, encumber the Property, or record any restrictive covenants, easements or other similar documents against the Property without the prior written approval of Seller, which approval may be evidenced by an acknowledged email. Provided, however, after prior written notice to Seller describing the transfer and the parties thereto, Purchaser may transfer ownership of the Property to a related party entity that controls Purchaser, is controlled by Purchaser or is under common control with Purchaser.

2. Sharing of Profit if Property sold within three years. In the event Purchaser sells the Property (other than to a related party entity that controls Purchaser, is controlled by Purchaser or is under common control with Purchaser) within three (3) years from the date hereof, Purchaser shall promptly so inform Seller in writing with a reasonable detailed description of the transaction and shall concurrently pay one-half(½) of the Net Profit from the sale to Seller promptly after Purchaser receives the same from the buyer. The ''Net Profit" from the sale means the sale funds received by Purchaser from the buyer, less (i) the cost of the Property paid by Purchaser upon its acquisition from Seller, as well as all expenses paid by Purchaser in connection with such purchase such as title company charges, attorneys fees and other fees paid by Purchaser in connection with said purchase, (ii) all closing costs associated with the sale of the Property including title company charges, title insurance premiums paid by Purchaser, and any sales commissions paid by Purchaser, and (ii) all costs and expenses incurred by Purchaser concerning Purchaser's planning, design, permitting and development costs incurred after the date of this Post Closing Agreement with respect to the Property, it being agreed by Purchaser that all such costs and expenses shall be limited to and include only reasonable documented actual out-of-pocket costs and expenses paid of payable to third parties.

3. Record Memorandum of Agreement. Upon the execution hereof, the parties shall execute and record with the Mason County Recorder a Memorandum of Post Closing Covenants in the form of Exhibit B attached hereto, at Purchaser's cost and expense. This Post Closing Agreement itself shall not be recorded.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.

SELLER:

BJ BUILDERS, INC.

__________________________________________________
              ; President

PURCHASER:

FRONTIERAS NORTH AMERICA

a Wyoming corporation

By: _____________________________________
Matthew McKean

Chief Executive Officer

thereto, Purchaser may transfer ownership of the Property to a related party entity that controls Purchaser, is controlled by Purchaser or is under common control with Purchaser.

2. Sharing of Profit if Property sold within three years. In the event Purchaser sells the Property (other than to a related party entity that controls Purchaser, is controlled by Purchaser or is under common control with Purchaser) within three (3) years from the date hereof, Purchaser shall promptly so inform Seller in writing with a reasonable detailed description of the transaction and shall concurrently pay one-half(½) of the Net Profit from the sale to Seller promptly after Purchaser receives the same from the buyer. The "Net Profit" from the sale means the sale funds received by Purchaser from the buyer, less (i) the cost of the Property paid by Purchaser upon its acquisition from Seller, as well as all expenses paid by Purchaser in connection with such purchase such as title company charges, attorneys fees and other fees paid by Purchaser in connection with said purchase, (ii) all closing costs associated with the sale of the Property including title company charges, title insurance premiums paid by Purchaser, and any sales commissions paid by Purchaser, and (ii) all costs and expenses incurred by Purchaser concerning Purchaser's planning, design, permitting and development costs incurred after the date of this Post Closing Agreement with respect to the Property, it being agreed by Purchaser that all such costs and expenses shall be limited to and include only reasonable documented actual out-of-pocket costs and expenses paid of payable to third parties.

3. Record Memorandum of Agreement. Upon the execution hereof, the parties shall execute and record with the Mason County Recorder a Memorandum of Post Closing Covenants in the form of Exhibit B attached hereto, at Purchaser's cost and expense. This Post Closing Agreement itself shall not be recorded.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.

SELLER:

BJ BUILDERS, INC.
a West Virginia corporation

By: _____________________________________
 Sandy J. Dunn, President

PURCHASER:

FRONTIERAS NORTH AMERICA

a Wyoming corporation

By: _____________________________________
Matthew McKean

Chief Executive Officer

EXHIBIT A
Legal Description

PARCEL "A" & Parcel "B-1"

Beginning at a 5/8 inch iron pin (set) in the easterly right-of-way line, now or formerly, of The Baltimore & Ohio Railroad Company, being a common comer to the lands of B. J. Builders, Inc. (Parcel 2 of Tax Map 202, Deed Book 245, Page 625), the lands, now or fommerly, of Deerfield Development Company

(Parcel 52 of Tax Map 203, Deed Book 333, Page 1, Fourth Tract), and other lands of B. J. Builders, Inc. (Parcel 1 of Tax Map 222, Deed Book 215, Page 401), the point of beginning; thence crossing said B & 0 Railroad r-o-w

North 74 degrees 48 minutes 16 seconds West (N 74°48'16" W), a distance of 61.19 feet to a 5/8 inch iron pin (set) in the westerly r-o-w line of B & 0 Railroad; thence with two common lines of

B. J. Builders, Inc. and B & 0 Railroad

South 26 degrees 31 minutes 32 seconds West (S 26°31'32" W), a distance of 19.93 feet to a point; thence

With a curve turning to the right with an arc length of 1,274.07 feet, with a radius of 2,188.00 feet, with a chord bearing of S 43°12'26" W, and with a chord length of 1,256.15 feet to a 5/8 inch iron pin (found), standing in the westerly r-o-w of B & 0 Railroad and being a common comer to B. J. Builders, Inc. and the lands of Mason County Public Service District (Parcel 48 of Tax Map 222, Deed Book 357, Page 604, Tract 2); thence leaving said B & 0 Railroad and with a common line . of B. J. Builders, Inc. and Mason County PSD

North 48 degrees 53 minutes 49 seconds West (N 48°53'49" W), a distance of26.28 feet to a 5/8 inch iron pin (set), standing in the line of Mason County PSD and being a common comer to B. J. Builders, Inc. and another parcel of Mason County PSD (Parcel 49 of Tax Map 222, Deed Book 409, Page 82); thence with three common lines of B. J. Builders, Inc. and Mason County PSD

With a curve turning to the left with an arc length of 526.32 feet, with a radius of 2,091.05 feet, with a chord bearing of N 53°10'58" E, and with a chord length of 524.93 feet to a 5/8 inch iron pin (found); thence

North 52 degrees 22 minutes 34 seconds West (N 52°22'34" W), a distance of259.00 feet to a 5/8 inch iron pin (found); thence

South 35 degrees 27 minutes 37 seconds West (S 35°27'37" W), a distance of 500.02 feet to a 5/8 inch iron pin (found), a common comer to B. J. Builders, Inc. and Mason County PSD and standing in the line first mentioned Mason County PSD parcel; thence with two common lines of B. J. Builders, Inc. and Mason County PSD

North 48 degrees 53 minutes 49 seconds West (N 48°53'49" W), a distance of 45.12 feet to a 5/8 inch capped iron pin (found) by a "T" post; thence

South 34 degrees 40 minutes 11 seconds West (S 34°40'11" W), a distance of 98.30 feet to a 5/8 inch iron pin (set), being a common comer to B. J. Builders, Inc. and the first mentioned Mason County PSD parcel, and standing in a line of another parcel of Mason County PSD (Parcel 47 of Tax Map 222, Deed Book 357, Page 604, Tract I-Parcel No. 1); thence with three common lines of B. J. Builders, Inc. and Mason County PSD

North 67 degrees 08 minutes 49 seconds West (N 67°08'49" W), a distance of 89.25 feet to a 5/8 inch iron pin (set); thence

South 46 degrees 40 minutes 11 seconds West (S 46°40'11" W), a distance of 132.94 feet to a 5/8 inch iron pin (set); thence

South 31 degrees 03 minutes 49 seconds East (S 31°03'49" E), a distance of 134.91 feet to a 5/8 inch iron pin (set) in the westerly r-o-w of B & 0 Railroad, a common comer to B. J. Builders, Inc. and Mason County PSD; thence with a line of B. J. Builders, Inc. crossing said B & 0 Railroad

South 21 degrees 25 minutes 13 seconds East (S 21°25'13" E), a distance of 60.00 feet to a 5/8 inch iron pin (set) in the easterly r-o-w of B & 0 Railroad, being a common comer to B. J. Builders, Inc. and the lands of Gencorp Inc. (Parcel 1.13 of Tax Map 222, Deed Book 393, Page 383, Tract 1); thence along the easterly r-o-w of B & 0 Railroad for three common lines of B. J. Builders, Inc. and Gencorp Inc.

With a curve turning to the right with an arc length of 30.88 feet, with a radius of 2,248.09 feet, with a chord bearing of S 68°58'48" W, and with a chord length of 30.88 feet to a point; thence

South 69 degrees 22 minutes 25 seconds West (S 69°22'25" W), a distance of 681.90 feet to a point; thence

With a curve turning to the left with an arc length of 367.22 feet, with a radius of 1,402.69 feet, with a chord bearing of S 61°52'25" W, and with a chord length of 366.17 feet to a 5/8 inch iron pin (set) in the easterly r-o-w of B & 0 Railroad, being a common comer to B. J. Builders, Inc. and Gencorp Inc., and standing in a line of the lands of Hartley, Hartley & Hartley, Inc. (Parcel 1.2 of Tax Map 222, Deed Book 234, Page 299); thence, again crossing said B & 0 Railroad, and with two common lines of B. J. Builders, Inc. and Hartley, Hartley & Hartley, Inc.

North 59 degrees 55 minutes 49 seconds West (N 59°55'49" W), a distance of 101.88 feet to a 5/8 inch iron pin (set); thence

North 52 degrees 30 minutes 49 seconds West (N 52°30'49" W), a distance of 465.00 feet (passing through a 5/8 inch iron pin set on-line at 305.39 feet) to a point in the Ohio River, a common comer to B. J. Builders, Inc. and Hartley, Hartley & Hartley, Inc.; thence with the Ohio River for two lines

North 30 degrees 24 minutes 10 seconds East (N 30°24'10" E), a distance of 1,922.82 feet to a point in the Ohio River; thence

South 74 degrees 48 minutes 16 seconds East (S 74°48'16" E), a distance of 47.00 feet to a 5/8 inch iron pin (set) on a traverse line on the eastern bank of the Ohio River; thence along the eastern bank of the Ohio River with said traverse line, property line being considered water's edge of the Ohio River at pool stage as stated in Deed Book 245, at Page 625

North 26 degrees 26 minutes 23 seconds East (N 26°26'23" E), a distance of 2,162.40 feet to a point; thence

North 28 degrees 41 minutes 23 seconds East (N 28°41'23" E), a distance of366.15 feet to a point; thence

North 29 degrees 29 minutes 23 seconds East (N 29°39'23" E), a distance of 508.07 feet to a point on the eastern bank of the Ohio River, being a common comer to B. J. Builders, Inc. and the lands of Mason County Development Authority (Parcel 5 of Tax Map 203, Deed Book 330, Page 797, First Tract); thence with the common line of B. J. Builders, Inc. and Mason County Development Authority

South 75 degrees 50 minutes 00 seconds East (S 75°50'00" E), a distance of 1,923.30 feet (passing through 5/8 inch iron pins set on-line at 51.46 feet and 1,908.15 feet) to a point in the center of WV State Route #62; thence with the center of Route #62

South 30 degrees 24 minutes 22 seconds West (S 30°24'22" W), a distance of 2,093.08 feet to a PK nail (set) in the center of Route #62, a comer to B. J. Builders, Inc. and standing in a line of Deerfield Development Company; thence leaving said Route #62 and with a common line ofB. J. Builders, Inc. and Deerfield Development Company

North 76 degrees 04 minutes 17 seconds West (N 76°04'17" W), a distance of 133.42 feet (passing through a 5/8 inch iron pin set on-line at 19.06 feet) to a concrete monument (found) in the easterly r-o-w of B & 0 Railroad, being a common comer to B. J. Builders, Inc. and Deerfield Development Company; thence with the easterly r-o-w of B & 0 Railroad and two more common lines of B. J. Builders, Inc. and Deerfield Development Company

With a curve turning to the right with an arc length of 211.70 feet, with a radius of 2,322.00 feet, with a chord bearing of S 23°54'50" W, and with a chord length of 211.63 feet to a 5/8 inch iron pin (set); thence

South 26 degrees 31 minutes 32 seconds West (S 26°31'32" W), a distance of 786.90 feet to the point of beginning, and containing a total of 182.638 acres. As shown on a plat prepared May 25, 2022 and revised June 3, 2022 by 6 GUNS, LLC and attached hereto and made part of this description.

That portion of the above described lands containing 133.112 acres, and being designated Parcel "A" on the forementioned plat, being the same lot or parcel of land conveyed to B. J. Builders,

Inc., by deed dated the 31st day of December, 1976, and recorded in the Office of the Clerk of the County Commission of Mason County, West Virginia in Deed Book 245 and on Page 625.

That portion of the above described lands containing 49.526 acres, and being designated Parcel "B-1" on the forementioned plat, being part of the same lot or parcel of land conveyed to B. J. Builders, Inc., by deed dated the 3rd day of November, 1969, and recorded in the Office of the Clerk of the County Commission of Mason County, West Virginia in Deed Book 215 and on Page 401.

PARCEL "B-2"

Beginning at a 5/8 inch iron pin (set) in the easterly right-of-way line, now or formerly, of The Baltimore & Ohio Railroad Company, being a common comer to the lands of B. J. Builders, Inc. (Parcel 2 of Tax Map 202, Deed Book 245, Page 625), the lands, now or formerly, of Deerfield Development Company (Parcel 52 of Tax Map 203, Deed Book 333, Page 1, Fourth Tract), and other lands of B. J. Builders, Inc. (Parcel 1 of Tax Map 222, Deed Book 215, Page 401), the point of beginning; thence leaving said B & 0 Railroad r-o-w and with the common line of B. J. Builders, Inc. and Deerfield Development Co.

South 74 degrees 48 minutes 16 seconds East (S 74°48'16" E), a distance of 59.95 feet to a 5/8 inch iron pin (set) in the westerly right-of-way limits of WV State Route #62, standing in the common line of B. J. Builders, Inc. and Deerfield Development Co.; thence with the limits of Route #62

South 29 degrees 51 minutes 24 seconds West (S 29°51'24" W), a distance of545.92 feet to a 5/8 inch iron pin (set) in the westerly r-o-w limits of Route #62, being a common comer to B. J. Builders, Inc. and the lands of Landon Stepp (Parcel 1.6 of Tax Map 222, Estate Book 8, Page 636); thence leaving said Route #62 and with the common line of B. J. Builders, Inc. and Stepp

North 53 degrees 18 minutes 53 seconds West (N 53°18'53" W), a distance of 81.69 feet to a 5/8 inch iron pin (found) in the easterly r-o-w of B & 0 Railroad, a common comer to B. J. Builders, Inc. and Stepp; thence with the easterly r-o-w of B & 0 Railroad for two lines

With a curve turning to the left with an arc length of 490.76 feet, with a radius of 2,248.00 feet, with a chord bearing of N 32°46'47" E, and with a chord length of 489.78 feet to a point; thence

North 26 degrees 31 minutes 32 seconds East (N 26°31'32" E), a distance of 31.95 feet to the point of beginning, and containing 0.731 acres. As shown on a plat prepared May 25, 2022 and revised June 3, 2022 by 6 GUNS, LLC and attached hereto and made part of this description.

Being designated Parcel "B-2" on the forementioned plat and being part of the same lot or parcel of land conveyed to B. J. Builders, Inc., by deed dated the 3rd day of November, 1969, and recorded in the Office of the Clerk of the County Commission of Mason County, West Virginia in Deed Book 215 and on Page 40I.

AND BEING the same real property conveyed to B.J. Builders, Inc., a West Virginia corporation, by the following deeds: 1) from E. Bartow Jones and Nedra W. Jones, dated December 21, 1976, and recorded in the office of the Clerk of the County Commission of Mason County, West Virginia, in Deed Book 245, at page 625; and 2) from Robinson District Land Development Corporation, dated November 3, 1969, and recorded in the office of the Clerk of the County Commission of Mason County, West Virginia, in Deed Book 215, at page 401.

[End of Deed of Conveyance]